Exhibit 99.1
BigBear.ai Announces Second Quarter 2024 Results

•Revenue up 3.4% to $39.8 million compared to $38.5 million in 2023, up 20% QoQ vs. 1Q24.
•Cash balance of $72.3 million as of June 30, 2024.
•Announced upcoming exercises for ConductorOS distributed platform.
•Signed MSA with Heathrow Airport to deliver advanced technologies to Europe’s largest airport.
•Adjusting full-year 2024 revenue guidance to $165-$180 million.

COLUMBIA, MD – August 1, 2024 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the second quarter of 2024 and issued an investor letter that has been posted to the Investor Relations section of the Company’s website.

“BigBear.ai continues to focus on our mission of creating clarity for the world’s most complex decisions by delivering enabling technology and expertise so our customers can take action faster. We are excited to share progress on the trajectory of our business as well as our ConductorOS distributed platform investment.”

“ConductorOS is built to be lightweight, and works within any existing infrastructure to rapidly and seamlessly orchestrate sensor data and artificial intelligence models across highly diverse and distributed environments. We believe that ConductorOS will play a critical role in unlocking the last mile for artificial intelligence for our customers, and that BigBear.ai is uniquely positioned to deliver this capability”, said Mandy Long, CEO of BigBear.ai.

“I am also proud today as we announce signing a Master Service Agreement with Heathrow Airport - this is exactly the sort of win that demonstrates that the path we are on is the right one.”

“We also faced several challenges this quarter, particularly around the timing of certain customer awards and regulatory approvals. While we’re confident in our ability to achieve these milestones and execute on these opportunities, as a result of the current timing uncertainty we’ve experienced, we are adjusting our full year guidance down to $165 - $180 million”, she continued.

Financial Highlights
•Revenue increased 3.4% to $39.8 million for the second quarter of 2024, compared to $38.5 million for the second quarter of 2023. The year-over-year increase was impacted by the planned wind-down of the Air Force EPASS program in mid-2023 offset by a full quarter of Pangiam revenue in the second quarter of 2024.
•Gross margin increased to 27.8% in the second quarter of 2024 as compared to 23.3% in the second quarter of 2023, partially driven by higher margin solutions in the second quarter of 2024 compared to the second quarter of 2023.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

•Net loss of $11.7 million for the second quarter of 2024, compared to $16.9 million for the second quarter of 2023. The decrease in net loss was primarily driven by the change in fair value of warrants issued in 2024 of $11.0 million, which was partially offset by higher non-recurring integration and strategic initiatives of $2.1 million and higher equity-based compensation of $1.8 million.
•Non-GAAP Adjusted EBITDA* of $(3.7) million for the second quarter of 2024 compared to $(3.2) million for the second quarter of 2023, primarily driven by increased Recurring SG&A* of $2.7 million, increased research and development expense of $0.6 million net of capitalized software development costs, partially offset by higher gross margin driven by higher mix of higher margin solutions in the second quarter of 2024 compared to the second quarter of 2023.
•SG&A of $23.4 million for the second quarter of 2024 compared to $16.9 million for the second quarter of 2023, partially due to higher costs related to non-recurring integration and strategic initiatives.
•Recurring SG&A* increased $2.7 million from $13.1 million in the second quarter of 2023, to $15.8 million for the second quarter of 2024, which includes a full quarter of Pangiam’s operating results.
•Ending backlog was $266 million as of June 30, 2024.
•The consolidated year-to-date results include results from Pangiam from the acquisition date of February 29th, 2024 to the end of June 2024.

Momentum
•BigBear.ai to Showcase AI Orchestration at the Edge during DoD Technology Readiness Experimentation 2024 — BigBear.ai is slated to battle-test its ConductorOS distributed platform at the Department of Defense’s (DoD) RDER Technology Readiness Experimentation 2024 event in August. An exclusive live-fire, full-scale event, DoD’s T-REX-24-2 is an essential demonstration and evaluation event for advanced military technologies. BigBear.ai’s ConductorOS is a lightweight, distributed platform built to support the rapid adoption and integration of AI-powered solutions at the edge. Read the PR: https://rb.gy/h9d0sg
•MSA with Heathrow Airport — Bigbear.ai entered into a Master Service Agreement with Heathrow to deliver advanced technologies at Europe’s largest airport. The partnership between BigBear.ai and Heathrow aims to improve security and operational effectiveness, while enhancing the overall experience for travelers through the UK’s hub airport.
•BigBear.ai’s Troy workflow engine newest ‘Awardable’ product on DoD’s Tradewinds procurement platform — Troy, the company’s intelligent workflow engine designed to automate and accelerate the process of binary reverse engineering, has achieved “Awardable” status and is now available for procurement on the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace. Troy is the latest of six BigBear.ai products now available on the Marketplace. Read the PR: https://rb.gy/shzjoi
*Refer to the “Non-GAAP Financial Measures” section in this press release.

•EPP in Vancouver: Canada Place cruise terminal implements cutting-edge facial recognition technology for passenger processing — Vancouver Fraser Port Authority (VFPA), the federal agency mandated to enable Canada’s trade through the Port of Vancouver, selected BigBear.ai to enable deployment of the US Customs and Border Protection’s (CBP) new Enhanced Primary Processing (EPP) initiative. BigBear.ai’s technology provides passengers the EPP option, which fully automates the existing manual documentation identity verification checks for passengers boarding a cruise requiring admission into the United States. This is BigBear.ai’s first deployment of facial recognition technology for cruises in Canada.
•Dallas Fort Worth International Airport (DFW) - BigBear.ai continues to expand its strategic partnership with DFW; most recently, working with DFW’s Terminal Experience team to deploy Enhanced Passenger Processing for use by US CBP. BigBear.ai’s VeriScan enables the expedited screening of returning US citizens, significantly reducing passenger processing times.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2024, the Company projects:
•Revenue between $165 million and $180 million.
•The projections include the results of Pangiam after the acquisition date of February 29, 2024.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Second Quarter and Six Months Ended
June 30, 2024 and June 30, 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands (expect per share amounts)	2024	2023	2024	2023
Revenues	$39,783	$38,459	$72,904	$80,613
Cost of revenues	28,720	29,496	54,855	61,437
Gross margin	11,063	8,963	18,049	19,176
Operating expenses:
Selling, general and administrative	23,364	16,930	40,312	37,292
Research and development	3,565	2,225	4,709	3,353
Restructuring charges	457	25	1,317	780
Transaction expenses	347	—	1,450	—
Goodwill impairment	—	—	85,000	—
Operating loss	(16,670)	(10,217)	(114,739)	(22,249)
Interest expense	3,551	3,560	7,106	7,116
Net (decrease) increase in fair value of derivatives	(7,882)	3,121	16,110	13,688
Other income	(617)	—	(1,072)	—
Loss before taxes	(11,722)	(16,898)	(136,883)	(43,053)
Income tax expense (benefit)	15	(3)	1	56
Net loss	$(11,737)	$(16,895)	$(136,884)	$(43,109)

Basic and diluted net loss per share	$(0.05)	$(0.12)	$(0.63)	$(0.30)

Weighted-average shares outstanding:
Basic	246,303,139	145,469,043	216,754,082	142,027,938
Diluted	246,303,139	145,469,043	216,754,082	142,027,938

Consolidated Balance Sheets as of
June 30, 2024 and December 31, 2023
(Unaudited)

$ in thousands	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$72,266	$32,557
Accounts receivable, less allowance for credit losses	33,944	21,949
Contract assets	1,041	4,822
Prepaid expenses and other current assets	4,519	4,449
Total current assets	111,770	63,777
Non-current assets:
Property and equipment, net	1,586	997
Goodwill	118,621	48,683
Intangible assets, net	118,197	82,040
Right-of-use assets	9,620	4,041
Other non-current assets	1,089	372
Total assets	$360,883	$199,910

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$7,128	$11,038
Short-term debt, including current portion of long-term debt	417	1,229
Accrued liabilities	20,375	16,233
Contract liabilities	3,496	879
Current portion of long-term lease liability	1,077	779
Derivative liabilities	17,074	37,862
Other current liabilities	3,748	602
Total current liabilities	53,315	68,622
Non-current liabilities:
Long-term debt, net	195,250	194,273
Long-term lease liability	9,562	4,313
Deferred tax liabilities	—	37
Total liabilities	258,127	267,245
Stockholders’ equity (deficit):
Common stock, par value $0.0001; 500,000,000 shares authorized and 246,774,184 shares issued and outstanding at June 30, 2024 and 157,287,522 at December 31, 2023	25	17
Additional paid-in capital	610,395	303,428
Treasury stock, at cost 9,952,803 shares at June 30, 2024 and December 31, 2023	(57,350)	(57,350)
Accumulated deficit	(450,314)	(313,430)
Total stockholders’ equity (deficit)	102,756	(67,335)
Total liabilities and stockholders’ equity (deficit)	$360,883	$199,910

Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2024 and June 30, 2023
(Unaudited)

	Six Months Ended June 30,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(136,884)	$(43,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,346	3,965
Amortization of debt issuance costs	1,012	1,006
Equity-based compensation expense	10,906	7,799
Goodwill impairment	85,000	—
Non-cash lease expense	363	297
Provision for doubtful accounts	176	1,557
Deferred income tax (benefit) expense	(37)	53
Net increase in fair value of derivatives	16,110	13,688
Loss on sale of property and equipment	—	8
Changes in assets and liabilities:
Increase in accounts receivable	(6,232)	(7,735)
Decrease in contract assets	3,781	966
Decrease in prepaid expenses and other assets	1,243	5,244
Decrease in accounts payable	(5,047)	(8,124)
Increase in accrued liabilities	1,652	660
Increase (decrease) in contract liabilities	1,469	(22)
Decrease in other liabilities	(275)	(1,066)
Net cash used in operating activities	(21,417)	(24,813)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	13,935	—
Purchases of property and equipment	(167)	(2)
Capitalized software development costs	(3,225)	—
Net cash provided by (used in) investing activities	10,543	(2)
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	53,809	—
Proceeds from issuance of Private Placement and Registered Direct Offering shares	—	50,000
Payment of Private Placement and Registered Direct Offering transaction costs	—	(5,225)
Repayment of short-term borrowings	(812)	(1,537)
Proceeds from exercise of options	119	—
Issuance of common stock upon ESPP purchase	607	—
Payments of tax withholding from the issuance of common stock	(3,140)	(1,132)
Net cash provided by financing activities	50,583	42,106
Net increase in cash and cash equivalents	39,709	17,291
Cash and cash equivalents at the beginning of period	32,557	12,632
Cash and cash equivalents at the end of the period	$72,266	$29,923

EBITDA* and Adjusted EBITDA* for the Second Quarter and Six Months Ended Ended
June 30, 2024 and June 30, 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2024	2023	2024	2023
Net loss	$(11,737)	$(16,895)	$(136,884)	$(43,109)
Interest expense	3,551	3,560	7,106	7,116
Interest income	(725)	—	(1,172)	—
Income tax expense (benefit)	15	(3)	1	56
Depreciation and amortization	2,907	1,979	5,346	3,965
EBITDA	(5,989)	(11,359)	(125,603)	(31,972)
Adjustments:
Equity-based compensation	5,749	3,994	10,906	7,799
Employer payroll taxes related to equity-based compensation(1)	48	174	712	357
Net (decrease) increase in fair value of derivatives(2)	(7,882)	3,121	16,110	13,688
Restructuring charges(3)	457	25	1,317	780
Non-recurring strategic initiatives(4)	2,040	813	3,374	2,321
Non-recurring litigation(5)	666	—	545	—
Transaction expenses(6)	347	—	1,450	—
Non-recurring integration costs(7)	883	—	883	—
Goodwill impairment(8)	—	—	85,000	—
Adjusted EBITDA	$(3,681)	$(3,232)	$(5,306)	$(7,027)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The increase in fair value of derivatives during the six months ended June 30, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $26.1 million upon remeasurement of the 2024 Warrants and IPO Warrants’ fair value during the six months ended June 30, 2024. The decrease in fair value of derivatives during the three months ended June 30, 2024 relates to remeasurement of the 2024 Warrants and IPO Warrants’ fair value.
(3)	During the six months ended June 30, 2024 and the six months ended June 30, 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the quarter ended consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.
(7)	Non-recurring internal integration costs related to the Pangiam acquisition.
(8)	During the six months ended June 30, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Adjusted EBITDA Reconciliation* for the Second Quarter and Six Months Ended Ended
June 30, 2024 and June 30, 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands	2024	2023	2024	2023
Revenue	$39,783	$38,459	$72,904	$80,613

Net loss	(11,737)	(16,895)	(136,884)	(43,109)
Interest expense	3,551	3,560	7,106	7,116
Interest income	(725)	—	(1,172)	—
Income tax (benefit) expense	15	(3)	1	56
Depreciation & amortization	2,907	1,979	5,346	3,965
EBITDA	$(5,989)	$(11,359)	$(125,603)	$(31,972)

Adjustments:
Equity-based compensation	5,749	3,994	10,906	7,799
Employer payroll taxes related to equity-based compensation	48	174	712	357
Net increase in fair value of derivatives	(7,882)	3,121	16,110	13,688
Restructuring charges	457	25	1,317	780
Non-recurring integration costs and strategic initiatives	2,923	813	4,257	2,321
Non-recurring litigation	666	—	545	—
Transaction expenses	347	—	1,450	—
Goodwill impairment	—	—	85,000	—
Adjusted EBITDA	$(3,681)	$(3,232)	$(5,306)	(7,027)
Gross Margin	27.8%	23.3%	24.8%	23.8%
Net Loss Margin	(29.5)%	(43.9)%	(187.8)%	(53.5)%
Adjusted EBITDA Margin	(9.3)%	(8.4)%	(7.3)%	(8.7)%
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Recurring SG&A Reconciliation* for the Second Quarter and Six Months Ended Ended
June 30, 2024 and June 30, 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands	2024	2023	2024	2023
Selling, general and administrative	$23,364	$16,930	$40,312	$37,292
Equity-based compensation allocated to selling, general and administrative expense	(3,980)	(2,319)	(6,151)	(5,122)
Non-recurring integration costs and strategic initiatives	(2,923)	(813)	(4,257)	(2,321)
Non-recurring litigation	(666)	—	(545)	—
Virgin Orbit AR Reserve	—	(675)	—	(1,425)
Adjusted (recurring) selling, general and administrative expense	$15,795	$13,123	$29,359	$28,424

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA, Adjusted EBITDA, and Recurring SG&A have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net loss before interest expense, interest income, income tax (benefit) expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring litigation, transaction expenses and goodwill impairment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

Recurring SG&A is defined as selling, general and administrative expense further adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring strategic integration costs and strategic initiatives, non-recurring litigation, and reserves on Virgin Orbit receivables.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Recurring SG&A as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables below. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

About BigBear.ai

BigBear.ai is a leading provider of AI-powered decision intelligence solutions for national security, digital identity, and supply chain management. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in Columbia, Maryland, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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